UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 28, 2020
(Date of Earliest event reported)

FIRST NORTHERN COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	68-0450397
(State of Incorporation)	(IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California	95620
(Address of principal executive offices)	(Zip Code)

 (707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)  On April 20, 2018, Lori J. Aldrete, retired from First Northern Community Bancorp’s and First Northern Bank’s Board of Directors.

(d)  On January 28, 2020, President and Chief Executive Officer Louise A. Walker, announced the appointment of Daniel F. Ramos to First Northern Community Bancorp’s and First Northern Bank’s Board of Directors.  Mr. Ramos will be a member of the Bank’s Audit and Loan Committees.

ITEM 9.01  EXHIBITS

EXHIBIT 99.1   News Press Release dated January 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2020	First Northern Community Bancorp (Registrant)

/s/ Jeremiah Z. Smith
By: Jeremiah Z. Smith
Senior Executive Vice President/
Chief Operating Officer

EXHIBIT INDEX

Exhibit	Document

99.1	News Press Release dated January 28, 2020

EXHIBIT 99.1

FIRST NORTHERN
COMMUNITY BANCORP

Est. 1910

FIRST NORTHERN BANK

PRESS RELEASE
FOR IMMEDIATE RELEASE

        Contact:                                                    January 28, 2020
Kimberly A. DeBra
EVP/Corporate Communications
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California

(707) 678-3041
Daniel F. Ramos Appointed to the Board of
First Northern Community Bancorp & First Northern Bank

Dixon, Calif.—Louise A. Walker, President and Chief Executive Officer of First Northern Bank and First Northern Community Bancorp has announced the appointment of Daniel F. Ramos to both the Bank and Bancorp’s Boards of Directors effective January 23, 2020. He will also serve on First Northern Bank’s Audit and Loan Committees. Mr. Ramos fills the seat left vacant from Lori Aldrete’s retirement in April 2018 at First Northern’s mandatory director retirement age. Lori Aldrete served on the Company’s Board for over 23 years.

Mr. Ramos has been involved in the commercial real estate industry in the Sacramento region for over 38 years. As Vice President of Ramco Enterprises/Ramco Properties LP., a Yolo County based real estate development company, he has been involved in all aspects of real estate development services including project management, financing, leasing, income property sales, joint venture structuring and negotiations, property management, and commercial construction. As President of Ram Properties, Inc., he has also been involved in real estate sales connected with that company.

Mr. Ramos holds a Bachelor of Science in Business Administration – Real Estate Finance from the University of Southern California. In addition to serving on the First Northern Boards, Mr. Ramos has served, or is serving on the Boards of Sacramento Metro Chamber of Commerce, West Sacramento Foundation, West Sacramento Economic Advisory Commission, Explorit! Science Center, Crocker Art Museum, Yolo Food Bank, and SACTO. He is also serving as trustee of Reclamation District 900 and Reclamation District 827, and is past president of the Sutter Club, West Sacramento Chamber of Commerce, and West Sacramento Rotary Club.

– more –

The remaining 10 members of the First Northern’s Board of Directors include: Richard M. Martinez of Woodland (Chairman); Gregory DuPratt of Dixon (Vice Chairman); Frank J. Andrews Jr. of Fairfield; Patrick R. Brady of Roseville; John M. Carbahal of Winters; Barbara Hayes of Davis; Foy S. McNaughton of Fairfield; Sean P. Quinn of Fairfield; Mark C. Schulze of San Francisco; and Louise A. Walker of Dixon.

About First Northern Bank
As the Sacramento Region’s local leader in small-business lending and customer satisfaction, First Northern specializes in relationship banking. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, through First Northern Advisors, including: Auburn, Davis, Dixon, Fairfield, Rancho Cordova, Roseville, Sacramento, Vacaville, West Sacramento, Winters, and Woodland. The Bank has a commercial lending office in Walnut Creek and a mortgage loan office in Sonoma. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s branches. First Northern is rated as a Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial, for the earnings period of September 30, 2019 (www.veribanc.com and www.bauerfinancial.com). The Bank can be found on the Web at www.thatsmybank.com, on Facebook and on LinkedIn.

Forward-Looking Statements

This press release may include certain “forward-looking statements” about First Northern Community Bancorp and its subsidiaries (the “Company”). These forward-looking statements are based on management’s current expectations, including but not limited to statements about market conditions and current expectations about strategic focus and competitive advantages, and are subject to certain risks, uncertainties and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about these risk factors is contained in the Company’s most recent reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ materially from those contained in the forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, and any reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. For further information regarding the Company, please read the Company’s reports filed with the SEC and available at www.sec.gov.

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